Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 1, 2018, by and between CRAY INC., a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of January 7, 2016, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1(a) is hereby amended (a) by deleting "March 1, 2018" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "March 1, 2020," and (b) by deleting "Fifty Million Dollars ($50,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Fifteen Million Dollars ($15,000,000. 00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note dated as of March 1, 2018 (which promissory note shall replace and be deemed the Revolving Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.    Section 1.1(c), entitled Unused Commitment Fee, is hereby deleted in its entirety, without substitution other than the new designation of "RESERVED".

3.    Section 1.2(d) is hereby deleted in its entirety, and the following substituted therefor:

"[SECTION 1.2.] (d) Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to eighty-five hundredths percent (0.85%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity. Fees will be payable quarterly in arrears for each Letter of Credit."

4.    The first paragraph of Section 1.4 is hereby deleted in its entirety, and the following substituted therefor:

"[SECTION 1.4.] As security for all indebtedness and other obligations of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in Borrower's securities account #1BA04733 maintained at Wells Fargo Bank, N.A., and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof; provided, however, that such collateral shall not include any collateral expressly excluded by any separate security agreement between Borrower and Bank then in effect."

The remainder of Section 1.4 remains in full force and effect without amendment.

5.    Section 4 .9 entitled "FINANCIAL CONDITION" Is hereby deleted in its entirety, without substitution.

6.    Section 5.2 entitled "OTHER INDEBTEDNESS" is hereby deleted in its entirety, without substitution other than a reference to such section as "RESERVED ."

7.    Section 5.3 entitled "MERGER, CONSOLIDATION, TRANSFER OF ASSETS" is hereby deleted in its entirety, and the following substituted therefor:

"SECTION 5.3.     MERGER, CONSOLIDATION, TRANSFER OF ASSETS .

(a)
Merge into or consolidate with any other entity; provided, however that merger or consolidation with a consolidated subsidiary of Borrower is permitted if Borrower shall be the continuing or surviving entity and so long as (A) Borrower provides Bank with prompt notice of any such transaction (which notice shall include executed copies of all of the documents entered into in connection with such transaction); (B) Borrower is in pro forma compliance with the provisions of Section 4.9 hereof immediately before and immediately after such transaction, and (C) no default or Event of Default has occurred and is continuing prior to, or would occur after giving effect to, such transaction; nor

(b)	make any substantial change in the nature of Borrower's business as conducted as of the date hereof."

8.    Section 5.4 entitled "GUARANTIES" is hereby deleted in its entirety, without substitution other than a reference to such section as "RESERVED."

9.    Section 5 .5 entitled "LOANS, ADVANCES, INVESTMENTS" is hereby deleted in its entirety, without substitution other than a reference to such section as "RESERVED."

10.    Section 5.6 entitled "DIVIDENDS, DISTRIBUTIONS" is hereby deleted in its entirety, without substitution other than a reference to such section as "RESERVED."

11.    Section 5.7 entitled "PLEDGE OF ASSETS" is hereby deleted in its entirety, and the following substituted therefor:

"SECTION 5.7 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of the collateral referenced in Section 1.4 above or the documents entered into in connection therewith ."

12.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

13.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

14.    The Continuing Security Agreement: Rights to Payment and Inventory, dated January 7, 2016 between Borrower and Bank, and the Security Agreement: Equipment, dated January 7, 2016 between Borrower and Bank (collectively, the "Prior Security Agreements") , is each hereby terminated , and the liens and security interests granted thereunder are hereby terminated and released as of the effective date of this Amendment and perfection of the new collateral described herein. Bank will file termination statements (as defined in the Uniform Commercial Code as adopted in the State of Washington, the "UCC") terminating the effectiveness of the financing statements filed by the Bank to perfect the collateral described in the Prior Security Agreements in accordance with the UCC.

15.    General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows ("General Release"):

(a)    Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys , affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness , breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts , controversies, promises, damages, costs, losses and expenses , of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower, and any agreements , notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein .

(b)    Borrower hereby acknowledges, represents and warrants to Bank that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)    Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

(d)    Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be entered into as of the day and year first written above.

CRAY INC. By: /s/ Brian C. Henry Title: Executive Vice President & Chief Financial Officer	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Russ Carson Title: VP